EXHIBIT 99.2

Investor Contact: Jason Plagman VP, Investor Relations investorinfo@orasure.com	Media Contact: Amy Koch Director, Corporate Communications media@orasure.com

OraSure Technologies, Inc. Secures Strategic Distribution Rights and Invests in Sapphiros,
a Next-Generation Consumer Diagnostics Company

The relationship expands OraSure’s innovation pipeline with access to a broad portfolio of key Sapphiros products in development.

Distribution of Sapphiros’ products is expected to accelerate OraSure’s core revenue growth rate beginning in 2025.

BETHLEHEM, Pa., January 4, 2024 (Globe Newswire) – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point-of-care and home diagnostic tests, specimen collection devices, and microbiome laboratory and analytical services, today announced it is leading the Series B financing and has entered wide-ranging strategic distribution agreements with Sapphiros, a privately held consumer diagnostics portfolio company based in Boston, and certain of its related entities. Sapphiros was conceived in 2020 by experienced healthcare executive Namal Nawana and launched along with leading global investment firm KKR in 2021. The company has since developed innovative capabilities including novel sample collection, next-generation detection systems, computational biology, and printed electronics to help consumers access diagnostic results.

Through this strategic relationship, OraSure expects to be able to offer a more comprehensive range of low-cost diagnostic tests and sample management solutions to its customers globally. OraSure has secured exclusive distribution rights to key products in Sapphiros’ development pipeline that align with and enhance OraSure’s existing areas of expertise, including self-collected blood samples and diagnostic tests for sexually transmitted infections, respiratory conditions, and other diseases.

“Our partnership and investment in Sapphiros significantly expands and accelerates our product and innovation pipeline. It also advances our vision to improve the access, quality, and affordability of healthcare, including addressing unmet needs in the growing consumer diagnostic market,” said Carrie Eglinton Manner, President and CEO of OraSure. “We are excited to collaborate with the Sapphiros team to fully unlock the value and benefits of this relationship.”

This partnership connects Sapphiros’ innovation and robust product pipeline with OraSure’s strength in commercial distribution to serve new and existing market segments. It also creates opportunities for further collaboration in co-developing future products and advancing Sapphiros’ novel platforms for next-generation lateral flow devices, break-through molecular technologies, and advanced biosensors. Initial product distribution is expected to begin in 2024, with multiple additional products expected to launch in 2025 and beyond, subject to regulatory approvals.  Distribution of Sapphiros’ products is expected to accelerate revenue growth in OraSure’s core business beginning in 2025.

"Our relationship with OraSure is a significant milestone for Sapphiros, and we are excited to partner with an organization that shares our focus on expanding access to diagnostic insights. We believe OraSure’s existing commercial infrastructure will allow us to quickly and efficiently scale following regulatory approvals to the populations that need them the most," said Mark Gladwell, President and CEO of Sapphiros. "We are looking forward to an innovation-filled future that will have a real impact on global health."

Conference Call Information
OraSure will host a conference call to discuss its strategic relationship with Sapphiros at 9 a.m. ET on Thursday, Jan. 4, 2024. A webcast of the conference call will be available on the investor relations page of OraSure’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OraSure’s website shortly after the call has ended and will be available for approximately 90 days.

To participate in the live conference call, please follow the link below to pre-register. After registering, you will be provided with access details via email.

https://register.vevent.com/register/BIeb0ab4e711c74d0f90b2c435f5a4266f

About OraSure Technologies, Inc.
OraSure Technologies (the “Company”) transforms health through actionable insight and powers the shift that connects people to healthcare wherever they are. The Company improves access, quality, and value of healthcare with innovation in effortless tests, sample management solutions, and services. OraSure, together with its wholly-owned subsidiaries, DNA Genotek, Diversigen, and Novosanis, provides its customers with end-to-end solutions that encompass diagnostics, tools, and services. The OraSure family of companies is a leader in the development, manufacture, and distribution of rapid diagnostic tests, sample collection and stabilization devices, and molecular services solutions designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physician’s offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, commercial entities, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
About Sapphiros
Sapphiros, backed by KKR and Neoenta, is a privately held consumer diagnostics company. Sapphiros’ portfolio of capabilities and technologies includes novel sample collection, next-generation diagnostics, computational biology, and printed electronics, which help consumers access important diagnostic results globally. Knowing Now Moves Us™
Forward Looking Statements
This press release contains certain forward-looking statements, including with respect to products, product development and manufacturing activities, our investment in, and distribution relationship with, Sapphiros and its related entities, revenue growth, cost savings, cash flow, increasing margins and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: Sapphiros’ and its related entities’ ability to seek and obtain regulatory approval for products in development; our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to achieve the anticipated cost savings as a result of our business restructuring; ability to market and sell products, whether through our internal, direct sales force or third parties; impact of significant customer concentration in the genomics business; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for products; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; the impact of the novel coronavirus (“COVID-19”) pandemic on the Company's business, supply chain, labor force, ability to successfully develop new products, validate the expanded use of existing collector products, receive necessary regulatory approvals and authorizations and commercialize such products for COVID-19 testing, and demand for our COVID-19 testing products; changes in relationships, including disputes or disagreements, with strategic partners such as Sapphiros or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity breaches or other attacks involving our systems or those of our third-party contractors and IT service providers; the impact of terrorist attacks, civil unrest, hostilities and war; and general political, business and economic conditions, including inflationary pressures and banking stability. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.